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                                                                     EXHIBIT 11

  (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                               For the
                                                          Three Months Ended
                                                              March 31,
                                                       =========================
                                                          1995           1996
                                                       ----------     ----------
Average shares outstanding                              5,735,307      5,675,684
                                                       ==========     ==========

Net Income/(Loss)                                      $1,135,000     $1,063,000
                                                       ==========     ==========


Net Income/(Loss) per share                            $     0.20     $     0.19
                                                       ==========     ==========